UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 14, 2006
Date of report (Date of earliest event reported)
ALTRA HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33209	61-1478870

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Hayward Street, Quincy, Massachusetts	02171

(Address of principal executive offices)	(Zip Code)
(617) 328-3300
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
     On December 14, 2006, Altra Holdings, Inc. (the “Company”) announced the pricing of its initial public offering of its common stock, par value $0.001 per share (the “Shares”), at $13.50 per share. Of the 10,000,000 Shares being sold in the offering, 3,333,334 Shares are being sold by the Company and 6,666,666 Shares are being sold by certain selling stockholders, including Genstar Capital, the Company’s largest stockholder. Certain selling stockholders have also granted the underwriters a 30-day option to purchase up to an additional 1,500,000 Shares at the initial public offering price to cover over-allotments, if any. The Company’s common stock will be listed on the NASDAQ Global Market under the symbol “AIMC.” A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 14, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altra Holdings, Inc.
By:	/s/ David Wall
	Name:	David Wall
	Title:	Chief Financial Officer

Date: December 14, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 14, 2006.